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                                                                 EXHIBIT  10.2

                          Flex Financial Group, Inc.
                        770 S. Post Oak Lane, Suite 515
                             Houston, Texas 77056

To  Whom  it  May  Concern:

       In connection with a proposed merger-spinoff transaction pursuant to an agreement that American NorTel Communications, Inc. ("American NorTel") has entered into with Flex Financial Group, Inc. ("Flex financial"), we have been advised that, prior to the merger, Flex Acquisitions Corporation ("Flex
Acquisitions") falls under the requirements of Securities and Exchange Commission Rule 419 (the "Rule"). Such rule relates to companies known as "blank check companies." While Flex Acquisitions is not a classic "blank check company" as envisioned by the Securities and Exchange Commission, we are advised by counsel that Flex Acquisitions, prior to the merger, falls under the requirements of Rule 419, and accordingly, it will be necessary to comply with such rule. The Rule requires that if Flex Acquisitions does not acquire a business or assets that would constitute a business within eighteen months after the registration statement becomes effective, the shares of stock of Flex Acquisitions are not to be let loose into the public market.

     Counsel has further advised that a satisfactory way of complying with the Rule is to have the holders of the majority of the Flex Acquisitions common stock agree at this time that they will vote to dissolve Flex Acquisitions if no merger or business acquisition occurs with eighteen months after the effective date of the registration statement.

     Flex Financial Group, Inc. is the holder of a $4,000 Note (convertible, subordinated, redeemable, unsecured) issued by Flex Acquisitions that is convertible into 80,000 shares of common stock of Flex Acquisitions, representing 80% of the outstanding voting shares of the Flex Acquisitions' Common Stock and having the voting rights to cause a dissolution of the Flex Acquisitions.

     In order to comply with the Rule, Flex Financial Group, Inc. hereby represents and warrants that, should the proposed merger between Flex Acquisitions Corporation and Flex Financial not be effected, and should Flex
Acquisitions Corporation not acquire a business or assets that would constitute a business within eighteen months after the effective date of the registration statement to be filed with the Securities and Exchange Commission, it will convert its $4,000 Note according to its terms into common stock representing 80% of the outstanding voting shares of the Company's Common Stock and will vote all of the shares, as the sole owner and holder thereof, to cause a dissolution of Flex Acquisitions Corporation or to comply with any similar alternative requirement that might be proposed by the Securities and Exchange Commission to effect compliance with its Rule 419.

Flex  Financial  Group,  Inc.

By:    /S/  Michael  T.  Fearnow
       -------------------------
            Michael  T.  Fearnow
            President

Dated:    November  26,  1996